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                                   EXHIBIT 11
                                SUNAMERICA INC.
                STATEMENT RE: COMPUTATION OF PER-SHARE EARNINGS
                    (In thousands, except per-share amounts)

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
                                                                  Years ended September 30,
                                           ------------------------------------------------
                                               1995      1994      1993      1992      1991
                                           --------  --------  --------  --------  --------
Average number of common and
  common stock equivalent shares
  outstanding during the period:
    Common Stock issued and
      outstanding at beginning of
      period                                 53,705    49,745    48,020    47,181    47,994
    Average number of common shares
      issued upon exercise of employee
      stock options or under other
      employee stock plans                      542       124     1,196       507       489
    Average number of common stock
      equivalent shares arising from
      outstanding employee stock options      1,530     1,326     1,400     1,395       719
    Average number of shares
      issuable upon conversion of
      convertible preferred stock:
        Series A Mandatory
          Conversion Premium Dividend
          Preferred Stock                        --     3,245     5,591     8,430        --
        Series D Mandatory
         Conversion Premium Dividend
         Preferred Stock                      7,337     7,505     4,176        --        --
    Average number of shares issued
      upon redemption of Series A
      Depositary Shares on
      August 16, 1994                            --       470        --        --        --
    Average number of shares
      repurchased                                --        --        --        --    (1,475)
                                           --------  --------  --------  --------  --------
Average number of common and
  common stock equivalent shares
  outstanding during the period              63,114    62,415    60,383    57,513    47,727
                                           ========  ========  ========  ========  ========
Earnings applicable to
  common stock:
    Income before cumulative
      effect of change in accounting
      for income taxes                     $194,206  $165,301  $127,011  $ 76,791  $ 47,481
    Less preferred dividend
      requirements other than those
      related to convertible issues:
        9-1/4% Preferred Stock,
          Series B                          (11,440)  (12,996)  (12,996)   (3,249)       --
        SunAmerica Adjustable Rate
          Cumulative Preferred Stock,
          Series C                           (3,543)   (3,424)   (3,478)   (4,630)   (5,415)
                                           --------  --------  --------  --------  --------
  Income before cumulative effect
    of change in accounting for
    income taxes applicable to
    common stock                            179,223   148,881   110,537    68,912    42,066
  Cumulative effect of change in
    accounting for income taxes                  --   (33,500)       --        --        --
                                           --------  --------  --------  --------  --------
  Net income applicable to
    common stock                           $179,223  $115,381  $110,537  $ 68,912  $ 42,066
                                           ========  ========  ========  ========  ========
Earnings per common and common
  equivalent share:
    Income before cumulative
      effect of change in accounting
      for income taxes                     $   2.84  $   2.39  $   1.83  $   1.20  $   0.88
    Cumulative effect of change
      in accounting for income taxes             --     (0.54)       --        --        --
                                           --------  --------  --------  --------  --------
    Net income                             $   2.84  $   1.85  $   1.83  $   1.20  $   0.88
                                           ========  ========  ========  ========  ========
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